UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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PRIDE INTERNATIONAL, INC.

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Employee Stock Purchase Plan Question and Answers
          As you are aware, Pride International, Inc. (“Pride”) entered into a merger agreement with Ensco plc (“Ensco”) on February 6, 2011, pursuant to which Pride is to merge with a subsidiary of Ensco. This merger will impact Pride’s Employee Stock Purchase Plan (the “ESPP”). This document presents a few questions and answers that may help your understanding of the merger’s impact on the ESPP and assumes that the merger will be completed before July 1, 2011.
          This document also describes the tax effects of the merger on shares of Pride common stock acquired pursuant to the ESPP. The rules governing these tax effects are complex. This document is designed to provide an overview of the applicable U.S. rules, but you should consult your own tax advisor concerning your particular tax consequences and refer to the ESPP prospectus for a more detailed discussion of these rules. For a discussion of the material tax consequences of the merger generally, please refer to the joint proxy statement/prospectus filed in connection with the merger.
Q.	If the merger is completed before July 1, 2011, how will my ability to purchase shares under the ESPP be affected?

A.	The Pride Compensation Committee has specified that the last date of the current purchase period will be May 20, 2011 (the “Early Purchase Period End Date”). The Early Purchase Period End Date is prior to the expected date of the merger to allow sufficient time for shares of Pride common stock you acquire during the current purchase period to be deposited into your UBS account prior to the merger. Shares of Pride common stock will be purchased on the Early Purchase Period End Date at a cost to you equal to the lesser of 85% of the fair market value of a share of Pride common stock on (i) January 3, 2011 or (ii) the Early Purchase Period End Date.

Q.	How will the merger affect shares of Pride common stock I have purchased pursuant to the ESPP?

A.	Each share of Pride common stock that is issued and outstanding at the time of the merger will be converted into (i) $15.60 in cash and (ii) 0.4778 Ensco American Depositary Shares (“ADSs”) which are traded on the New York Stock Exchange (such conversion, the “Conversion”). Shares of Pride common stock that you purchase during the current purchase period will be treated the same way.

Q.	How is the ESPP impacted by the merger?

A.	The purchase period ending on the Early Purchase Period End Date will be the final purchase period under the ESPP, and the ESPP will be terminated on that date. There will be no further enrollments in the ESPP after the Early Purchase End Date, and you will no longer be able to participate in the ESPP following that date.

Q.	In general, what is the U.S. tax treatment of shares acquired under the ESPP?

A.	The tax treatment of shares acquired pursuant to the ESPP depends on how long you have held the shares. This period is sometimes called the “holding period.” If you sell or exchange the shares (i) less than two years after the beginning of the purchase period in which you purchased the shares or (ii) less than one year from the date you actually purchased shares pursuant to the ESPP, then your sale or exchange is considered a “disqualifying disposition.” If your sale or exchange occurs after such periods, then it is considered a “qualifying disposition.”

For shares of Pride common stock that you (i) acquire or acquired in the purchase periods beginning July 1, 2009, January 1, 2010, July 1, 2010 and January 1, 2011, and (ii) hold on the date that the merger is completed (the “Merger Date”), the Conversion will result in a disqualifying disposition. The Conversion will result in a qualifying disposition for shares of Pride common stock that you acquired in purchase periods beginning on and before January 1, 2009.

Q.	What is the tax treatment of a qualifying disposition?

A.	If your sale or exchange is considered a qualifying disposition, you will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of purchase and the purchase price under the ESPP or (ii) the difference between the amount realized on the sale of the shares and the purchase price under the ESPP. The basis in your shares will be increased by the amount of ordinary income recognized. When you sell the shares, any additional gain or loss recognized on the qualifying disposition will be long-term capital gain or loss.

Q.	What is the tax treatment of a disqualifying disposition?

A.	If your sale or exchange is considered a disqualifying disposition, you will recognize ordinary income equal to the difference between the fair market value of the shares on the date of purchase and the purchase price under the ESPP. The basis in your shares will be increased by the amount of ordinary income recognized. When you sell the shares, any additional gain or loss recognized on the disqualifying disposition will be short- or long-term capital gain or loss, depending on how long you have held the shares after the date you purchased the shares. If you have held the shares less than one year, your capital gain or loss will be a short-term capital gain or loss. If you have held the shares for one year or more, your capital gain or loss will be long-term capital gain or loss.

Q.	How do I determine the fair market value of Pride common stock that I acquired under the ESPP?

A.	You received, or will receive, a statement including such value at the time you acquired your shares of Pride common stock. This statement may be accessed through your online account at UBS One Source. You may also call the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.) to obtain this information.

Q.	Please provide an example of a disqualifying disposition that results in a taxable gain.

A.	Assume that you acquired 100 shares of Pride common stock at a total fair market value of $3,300 for a purchase price of $1,930. Assume that an Ensco ADS has a fair market value of $56 on the date of the consummation of the merger. In exchange for your 100 shares of Pride common stock, you will receive 47 whole Ensco ADSs, with a value of $2,632 ($56 per ADS * 47 ADSs), $1,560 in cash ($15.60 per share * 100 shares), and the cash value of 0.78 fractional Ensco ADSs (approximately $44 ($56 per ADS * 0.78 ADSs)). The total value of the Ensco ADSs and cash you receive in the Conversion is $4,236. In a disqualifying disposition, you will recognize ordinary income of $1,370 ($3,300 — $1,930) and capital gain of $936 ($4,236 - $3,300). Your capital gain will be long-term or short-term depending on how long you had held the shares of Pride common stock. Your basis in your Ensco ADSs will be $56 per ADS.

Q.	Please provide an example of a qualifying disposition that results in a taxable gain.

A.	Assume the same facts as in the question immediately above. In a qualifying disposition, for each share of Pride common stock, you will recognize ordinary income of $1,370 ($3,300 - $1,930) and capital gain of $936 ($4,236 — $3,300). Your capital gain will be long-term capital gain. Your basis in your Ensco ADSs will be $56 per ADS.

While on these assumed facts the amount of ordinary income and capital gain is the same regardless of whether the Conversion is a qualifying disposition or disqualifying disposition, you would be required to recognize more ordinary income in a disqualifying disposition if the value you receive in the Conversion is less than the fair market value of the Pride common stock when you purchased it.

Q.	What information return will I receive as a result of the Conversion?

A.	You will receive a Form 1099-B from your broker. Note that the Form 1099-B might report only the cash proceeds of the Conversion as the sales price. However, you must also include the fair market value of the Ensco ADSs you receive in the sales price, regardless of whether the value of the Ensco ADSs is reported on the Form 1099-B. For more information, please refer to the joint proxy statement/prospectus that was mailed to you, noting especially the material under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	What information will be provided in UBS One Source regarding the Conversion of Pride common stock I own?

A.	As described above, you will receive cash and Ensco ADSs in the Conversion. The cash you receive in the Conversion will be displayed in the opening page summary when you log in to UBS One Source. On the ESPP detail page in UBS One Source, the shares purchased column will continue to show the number of shares of Pride common stock you purchased, but, assuming you have not sold all the shares purchased, the shares available column will display the number of Ensco ADSs available and related to that purchase after the Conversion.

Q.	When will I receive my Ensco ADSs?

A.	We expect that your Ensco ADSs will be available in your online account at UBS One Source several business days after the merger. You may request sale of your Ensco ADSs online through your online account at UBS One Source or by calling the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.).

Q.	When will I receive my cash payment resulting from the Conversion?

A.	We expect that your cash will be available in your online account at UBS One Source several business days after the merger. You may request payment of that amount through your online account at UBS One Source or by calling the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.).

Q.	Do I need to take any action under the ESPP?

A.	No, the actions described above will occur automatically without any action on your part. Except as described above, the merger has no other effect on your election to participate in the ESPP, the amount of your contributions under the ESPP or your purchase of Pride common stock under the ESPP. You will be treated the same as any other Pride stockholder upon the completion of the merger.
You are urged to consult your own tax advisor regarding the particular consequences of the merger to you, including the applicability and effect of all U.S. federal, state and local and foreign tax laws. We also urge you to read the joint proxy statement/prospectus that was mailed to you, noting especially the material under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”
The share prices in the examples provided above are purely hypothetical, are provided solely for illustrative purposes and do not necessarily represent any actual share prices of either Pride common stock or Ensco ADSs.
The information contained in this document does not constitute tax advice and is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein. In addition, this information does not purport to be complete or to describe the consequences that may apply to particular categories of Pride stockholders.
***

Pride Equity Question and Answers
          As you are aware, Pride International, Inc. (“Pride”) entered into a merger agreement with Ensco plc (“Ensco”) on February 6, 2011, pursuant to which Pride is to merge with a subsidiary of Ensco. This merger will impact outstanding equity awards that Pride has granted to you. This document presents a few questions and answers that may help your understanding of the merger’s impact on your equity awards.
          This document also describes the tax effects of the merger on shares of Pride common stock acquired pursuant to your equity awards. The rules governing these tax effects are complex. This document is designed to provide an overview of the applicable U.S. rules, but you should also consult your own tax advisor concerning the particular tax consequences resulting from the merger’s impact on your equity awards. For a discussion of the material tax consequences of the merger generally, please refer to the joint proxy statement/prospectus filed in connection with the merger.
Q.	How does the merger affect my restricted stock units (“RSUs”)?

A.	The merger will constitute a “change in control,” and your RSUs will fully vest and be settled prior to the occurrence of the merger.

Q.	What are the tax implications of the vesting of my RSUs?

A.	The vesting of your RSUs will result in ordinary income to you. This amount will be subject to federal income taxes and applicable FICA taxes.

Q.	Will the vesting of my RSUs result in a tax withholding obligation?

A.	Yes. A number of Pride shares sufficient to satisfy withholding obligations will be withheld at the time of vesting.

Q.	How many shares will be withheld?

A.	It depends. If the wages you have received in 2011 up to the date of the merger are less than $106,800, you will be subject to FICA withholding at a rate of 5.65%. If the wages you have received in 2011 up to the date of the merger exceed $106,800, you will be subject to FICA withholding at a rate of 1.45%.

Shares will be withheld for purposes of state income tax if you are a resident of Alabama, Louisiana or Oklahoma.

You will also be subject to federal income tax withholding at a rate of either 25% or 35%. If your 2011 supplemental wages (generally, bonuses and income from the exercise and vesting of equity awards, but not including base salary) are less than or equal to $1,000,000, 25% of your shares will be withheld for federal income taxes. If your 2011 supplemental wages are greater than $1,000,000, 35% of your shares will be withheld for federal income taxes. If the vesting of your RSUs causes your 2011 supplemental wages to exceed $1,000,000, then 25% of the portion of the vested shares that results in 2011 supplemental wages equal to $1,000,000 will be withheld and 35% of the portion of the vested shares that results in 2011 supplemental wages greater than $1,000,000 will be withheld for federal income tax purposes.

However, if you are not a U.S. taxpayer, no shares will be withheld for FICA, state or federal taxes.

Q.	What if my effective federal income tax rate is greater than 25%?

A.	If you believe you may have additional tax obligations beyond the amount Pride will withhold, consult with your tax advisor regarding the satisfaction of that liability. Note that as a result of the merger you will receive a partial cash payment for your shares (as discussed below), so you will have more liquidity than is usually associated with a vesting event.

Q.	How will the merger affect shares of Pride common stock I receive pursuant to the settlement of an RSU?

A.	You will be treated the same as any other Pride stockholder upon the consummation of the merger. Each share of Pride common stock that is issued and outstanding at the time of the merger will be converted into the right to receive (i) $15.60 in cash and (ii) 0.4778 Ensco American Depositary Shares (“ADSs”) which are traded on the New York Stock Exchange (such conversion, the “Conversion”).

Q.	How do I determine my cost basis in my Pride common stock?

A.	You received, or will receive, a statement stating your cost basis at the time you received your Pride common stock. This statement may be accessed through your online account at UBS One Source. You may also call the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.) to obtain this information.

Q.	Please provide an example of the Conversion with respect to shares of Pride common stock that I previously received as a result of the settlement of an RSU.

A.	Assume that upon the settlement of an RSU, you received 100 shares of Pride common stock with a fair market value of $34 per share on the date of settlement. Assume that on the date of the merger, the fair market value of an Ensco ADS is $56 per ADS.

Your cost basis in your Pride common stock is $3,400 ($34 per share * 100 shares). Following the Conversion you will receive 47 whole Ensco ADSs, with a value of $2,632 ($56 per ADS * 47 ADSs), $1,560 in cash ($15.60 per share * 100 shares), and the cash value of 0.78 fractional Ensco ADSs (approximately $44 ($56 per ADS * 0.78 ADSs)). The total value of the Ensco ADSs and cash you receive in the Conversion is $4,236. Because your cost basis in your Pride common stock was $3,400, you will recognize a taxable gain of $836 ($4,236 - $3,400). This gain will be either long-term or short-term capital gain depending on how long you had held the shares of Pride common stock. Your holding period in your shares of Pride common stock started when your RSU was settled. Your cost basis in your Ensco ADSs will be $56 per ADS.

Q.	Is this treatment different for Pride common stock that I receive pursuant to an RSU that vests on the date of the merger?

A.	As discussed above, your RSUs will vest as a result of the merger, and the vesting of the Pride shares will result in ordinary income to you. Depending on the value of the Pride common stock and the Ensco ADSs at the time of the merger, the Conversion may result in an incremental tax gain or loss. The Conversion will occur as described in the question immediately above.

Q.	What information return will I receive as a result of the Conversion?

A.	You will receive a Form 1099-B from your broker. Note that the Form 1099-B might report only the cash proceeds of the Conversion as the sales price. However, you must also include the fair market value of the Ensco ADSs you receive in the sales price, regardless of whether the value of such Ensco ADSs is reported on the Form 1099-B. For more information, please refer to the joint proxy statement/prospectus that was mailed to you, noting especially the material under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	What information will be provided in UBS One Source regarding the Conversion of Pride common stock that I own?

A.	As previously discussed, you will receive a combination of shares of Ensco ADSs and cash in the Conversion of Pride common stock you own.

The cash and actual Ensco ADSs you receive in the Conversion will be displayed in the opening page summary when you log in to UBS One Source. The actual Ensco ADSs in your account will also be viewable on the shares summary page.

On the grant detail pages in UBS One Source, all of your awards will continue to be identified under the award type tab by the original grant date and Grant ID, however the options granted or units awarded column and vested columns will be converted to Ensco ADSs. Note that the number of Ensco ADSs shown on the grant detail page for restricted awards will reflect the total value, in terms of Ensco ADSs, of what you received in the Conversion, while you will in fact receive a combination of cash and Ensco ADSs. Because the total value of what you received (including cash) is expressed in Ensco ADSs only, the actual number of Ensco ADSs in your account will be lower, as displayed on the opening page summary and the shares summary page.

The Shares available column on each of the awards on the grant detail pages in UBS One Source will show as zero to indicate that those positions have been fully vested and paid out as a result of the merger. As described above, the actual number of Ensco ADSs available in your account will be displayed on the opening page summary and the shares summary page.

Your original statements, confirms and advices will continue to be available through UBS One Source and will always display the original grant, vesting and exercise information for your awards of common stock of Pride. Your June 2011 UBS Account Statement will display the conversion of Pride common stock into Ensco ADSs and cash.

Q.	When will I receive my Ensco ADSs resulting from the Conversion?

A.	We expect that your Ensco ADSs will be available in your UBS account several business days after the merger. You may request sale of your Ensco ADSs by logging in to your online account at UBS One Source or by calling the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.).

Q.	When will I receive my cash payment resulting from the Conversion?

A.	We expect that your cash will be available in your UBS account several business days after the merger. You may request payment of that amount by logging in to your online account at UBS One Source or by calling the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.).

Q.	How will the merger affect my ability to exercise my stock options or sell shares I received from the vesting of my RSUs?

A.	You may exercise your stock options until the business day prior to the special stockholder meeting to adopt the merger agreement. The meeting is scheduled for May 31, 2011; therefore, the blackout period will commence at market close, 4:00 pm Eastern Time on Friday, May 27, 2011. In order to ensure that Pride shares are available for the Conversion, it is necessary to suspend stock option exercises at that time. The stock option exercise black out period is expected to end at market close, 4:00 pm Eastern Time on June 7, 2011, however you may check for updates regarding the end of the black out period by logging in to your online account at UBS One Source.

Your RSUs will vest on May 31, 2011, however it will take several days to reflect the Ensco ADSs and cash you receive in the Conversion in your online account at UBS One Source. It is expected that your online account at UBS One Source will reflect your Ensco ADSs and cash received in the Conversion at market close, 4:00 pm Eastern Time on June 7, 2011, and that you could sell Ensco ADSs through UBS One Source beginning on June 8, 2011. If you would like to sell Ensco ADSs prior to the date Ensco ADSs are reflected in your online account at UBS One Source, you may contact Mike Dowd of UBS at 713-654-4713.

Q.	How will the merger affect the vesting of my stock options?

A.	The merger will constitute a “change in control” and your stock options will fully vest immediately prior to the occurrence of the merger.

Q.	How long will I have to exercise my stock options following the merger?

A.	The period in which you have to exercise your stock options depends on whether you remain employed with Ensco following the merger. Please refer to your stock option award agreements for details as to the exercise periods for your stock options.

Q.	How will the merger affect the amount and exercise price of my Pride stock options?

A.	Your Pride stock options will be converted into options to purchase Ensco ADSs. Unlike the treatment of Pride common stock in the Conversion, you will not receive any cash as a result of the conversion of your Pride stock options into options to purchase Ensco ADSs.

Your Pride stock options will be converted into options to purchase Ensco ADSs through the use of an exchange ratio. To calculate the exchange ratio, the average of the closing price of the Ensco ADSs for the five consecutive trading days ending three trading days prior to the consummation of the merger is first calculated (the “Final Average Price”). The exchange ratio is then calculated by dividing $15.60 by the Final Average Price and then adding this quotient to 0.4778.

To convert your Pride stock options into options to purchase Ensco ADSs, your Pride stock options will be multiplied by the exchange ratio and then rounded down to the nearest whole share. This value represents the number of options to purchase Ensco ADSs you will receive. To calculate the new exercise price, the exercise price of your Pride stock options will be divided by the exchange ratio and then rounded up to the nearest cent.

Q.	Can you provide an example of a conversion of Pride stock options into options to purchase Ensco ADSs?

A.	Assume that the Final Average Price is $57.00. The exchange ratio is equal to $15.60 / $57.00 + 0.4778, or 0.7515.

Assume that you have 100 options to purchase Pride stock with a $25.00 exercise price. The number of options to purchase Ensco ADSs you will receive is equal to 100 options * 0.7515, or 75.15 shares. This number is then rounded down to 75 shares. The exercise price of your converted stock options is equal to $25.00 / 0.7515, or $33.2667. This exercise price is then rounded up to $33.27.

Thus, following the conversion, you would have 75 options to purchase Ensco ADSs with an exercise price of $33.27.

Q.	Do I need to take any action with respect to any of my Pride equity awards?

A.	No, the actions described above will occur automatically without any action on your part.
You are urged to consult your own tax advisor regarding the particular consequences of the merger to you, including the applicability and effect of all U.S. federal, state and local and foreign tax laws. We also urge you to read the joint proxy statement/prospectus that was mailed to you, noting especially the material under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”

The share prices in the examples provided above are purely hypothetical, are provided solely for illustrative purposes and do not necessarily represent any actual share prices of either Pride common stock or Ensco ADSs.
The information contained in this document does not constitute tax advice and is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein. In addition, this information does not purport to be complete or to describe the consequences that may apply to particular categories of Pride stockholders.
***

Pride Equity Question and Answers
          As you are aware, Pride International, Inc. (“Pride”) entered into a merger agreement with Ensco plc (“Ensco”) on February 6, 2011, pursuant to which Pride is to merge with a subsidiary of Ensco. This merger will impact outstanding equity awards that Pride has granted to you. This document presents a few questions and answers that may help your understanding of the merger’s impact on your equity awards.
          This document also describes the tax effects of the merger on shares of Pride common stock acquired pursuant to your equity awards. The rules governing these tax effects are complex. This document is designed to provide an overview of the applicable U.S. rules, but you should also consult your own tax advisor concerning the particular tax consequences resulting from the merger’s impact on your equity awards. For a discussion of the material tax consequences of the merger generally, please refer to the joint proxy statement/prospectus filed in connection with the merger.
Q.	How does the merger affect my restricted stock units (“RSUs”)?

A.	The merger will constitute a “change in control,” and your RSUs will fully vest and be settled prior to the occurrence of the merger.

Q.	How does the merger affect my performance RSUs (“PRSUs”)?

A.	The merger will constitute a “change in control,” and your PRSUs will fully vest and be settled prior to the occurrence of the merger. The number of shares of Pride common stock you receive in respect of your vested PRSUs will be based on actual achievement of the performance metrics specified in your PRSU award agreement through May 18, 2011. The Pride Compensation Committee will approve the achievement of the performance metrics on May 19, 2011, in order to allow time for UBS to process this vesting event in connection with the merger.

Q.	What are the tax implications of the vesting of my RSUs and/or PRSUs?

A.	The vesting of your RSUs and/or PRSUs will result in ordinary income to you. This amount will be subject to federal income taxes and applicable FICA taxes.

Q.	Will the vesting of my RSUs and/or PRSUs result in a tax withholding obligation?

A.	Yes. A number of Pride shares sufficient to satisfy withholding obligations will be withheld at the time of vesting.

Q.	How many shares will be withheld?

A.	It depends. If the wages you have received in 2011 up to the date of the merger exceed $106,800, you will be subject to FICA withholding at a rate of 1.45%.

You will also be subject to federal income tax withholding at a rate of either 25% or 35%. If your 2011 supplemental wages (generally, bonuses and income from the exercise and vesting of equity awards, but not including base salary) are less than or equal to $1,000,000, 25% of your shares will be withheld for federal income taxes. If your 2011 supplemental wages are greater than $1,000,000, 35% of your shares will be withheld for federal income taxes. If the vesting of your RSUs and/or PRSUs causes your 2011 supplemental wages to exceed $1,000,000, then 25% of the portion of the vested shares that results in 2011 supplemental wages equal to $1,000,000 will be withheld and 35% of the portion of the vested shares that results in 2011 supplemental wages greater than $1,000,000 will be withheld for federal income tax purposes.

Q.	What if my effective federal income tax rate is greater than 25%?

A.	If you believe you may have additional tax obligations beyond the amount Pride will withhold, consult with your tax advisor regarding the satisfaction of that liability. Note that as a result of the merger you will receive a partial cash payment for your shares (as discussed below), so you will have more liquidity than is usually associated with a vesting event.

Q.	How will the merger affect shares of Pride common stock I receive pursuant to the settlement of an RSU or PRSU?

A.	You will be treated the same as any other Pride stockholder upon the consummation of the merger. Each share of Pride common stock that is issued and outstanding at the time of the merger will be converted into the right to receive (i) $15.60 in cash and (ii) 0.4778 Ensco American Depositary Shares (“ADSs”) which are traded on the New York Stock Exchange (such conversion, the “Conversion”).

Q.	How do I determine my cost basis in my Pride common stock?

A.	You received, or will receive, a statement stating your cost basis at the time you received your Pride common stock. This statement may be accessed through your online account at UBS One Source. You may also call the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.), Mike Dowd of UBS at 713-654-4713 or Julie Haviland of UBS at 713-654-4716 to obtain this information.

Q.	Please provide an example of the Conversion with respect to shares of Pride common stock that I previously received as a result of the settlement of an RSU or PRSU.

A.	Assume that upon the settlement of an RSU, you received 100 shares of Pride common stock with a fair market value of $34 per share on the date of settlement. Assume that on the date of the merger, the fair market value of an Ensco ADS is $56 per ADS.

Your cost basis in your Pride common stock is $3,400 ($34 per share * 100 shares). Following the Conversion you will receive 47 whole Ensco ADSs, with a value of $2,632 ($56 per ADS * 47 ADSs), $1,560 in cash ($15.60 per share * 100 shares), and the cash value of 0.78 fractional Ensco ADSs (approximately $44 ($56 per ADS * 0.78 ADSs)). The total value of the Ensco ADSs and cash you receive in the Conversion is $4,236. Because your cost basis in your Pride common stock was $3,400, you will recognize a taxable gain of $836 ($4,236 — $3,400). This gain will be either long-term or short-term capital gain depending on how long you had held the shares of Pride common stock. Your holding period in your shares of Pride common stock started when your RSU or PRSU was settled. Your cost basis in your Ensco ADSs will be $56 per ADS.

Q.	Is this treatment different for Pride common stock that I receive pursuant to an RSU or PRSU that vests on the date of the merger?
A.	As discussed above, your RSUs or PRSUs will vest as a result of the merger, and the vesting of the Pride shares will result in ordinary income to you. Depending on the value of the Pride common stock and the Ensco ADSs at the time of the merger, the Conversion may result in an incremental tax gain or loss. The Conversion will occur as described in the question immediately above.

Q.	What information return will I receive as a result of the Conversion?

A.	You will receive a Form 1099-B from your broker. Note that the Form 1099-B might report only the cash proceeds of the Conversion as the sales price. However, you must also include the fair market value of the Ensco ADSs you receive in the sales price, regardless of whether the value of such Ensco ADSs is reported on the Form 1099-B. For more information, please refer to the joint proxy statement/prospectus that was mailed to you, noting especially the material under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	What information will be provided in UBS One Source regarding the Conversion of Pride common stock that I own?

A.	As previously discussed, you will receive a combination of shares of Ensco ADSs and cash in the Conversion of Pride common stock you own.

The cash and actual Ensco ADSs you receive in the Conversion will be displayed in the opening page summary when you log in to UBS One Source. The actual Ensco ADSs in your account will also be viewable on the shares summary page.

On the grant detail pages in UBS One Source, all of your awards will continue to be identified under the award type tab by the original grant date and Grant ID, however the options granted or units awarded column and vested columns will be converted to Ensco ADSs. Note that the number of Ensco ADSs shown on the grant detail page for restricted awards will reflect the total value, in terms of Ensco ADSs, of what you received in the Conversion, while you will in fact receive a combination of cash and Ensco ADSs. Because the total value of what you received (including cash) is expressed in Ensco ADSs only, the actual number of Ensco ADSs in your account will be lower, as displayed on the opening page summary and the shares summary page.

The Shares available column on each of the awards on the grant detail pages in UBS One Source will show as zero to indicate that those positions have been fully vested and paid out as a result of the merger. As described above, the actual number of Ensco ADSs available in your account will be displayed on the opening page summary and the shares summary page.

Your original statements, confirms and advices will continue to be available through UBS One Source and will always display the original grant, vesting and exercise information for your awards of common stock of Pride. Your June 2011 UBS Account Statement will display the conversion of Pride common stock into Ensco ADSs and cash.

Q.	When will I receive my Ensco ADSs resulting from the Conversion?

A.	We expect that your Ensco ADSs will be available in your UBS account several business days after the merger. You may request sale of your Ensco ADSs by calling the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.), Mike Dowd of UBS at 713-654-4713 or Julie Haviland of UBS at 713-654-4716.

Q.	When will I receive my cash payment resulting from the Conversion?

A.	We expect that your cash will be available in your UBS account several business days after the merger. You may request payment of that amount by calling the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.), Mike Dowd of UBS at 713-654-4713 or Julie Haviland of UBS at 713-654-4716.

Q.	How will the merger affect my ability to exercise my stock options or sell shares I received from the vesting of my RSUs and/or PRSUs?

A.	You may exercise your stock options until the business day prior to the special stockholder meeting to adopt the merger agreement. The meeting is scheduled for May 31, 2011; therefore, the blackout period will commence at market close, 4:00 pm Eastern Time on Friday, May 27, 2011. In order to ensure that Pride shares are available for the Conversion, it is necessary to suspend stock option exercises at that time. The stock option exercise black out period is expected to end at market close, 4:00 pm Eastern Time on June 7, 2011, however you may check for updates regarding the end of the black out period by logging in to your online account at UBS One Source.

Your RSUs and/or PRSUs will vest on May 31, 2011, however it will take several days to reflect the Ensco ADSs and cash you receive in the Conversion in your online account at UBS One Source. It is expected that your online account at UBS One Source will reflect your Ensco ADSs and cash received in the Conversion at market close, 4:00 pm Eastern Time on June 7, 2011. If you would like to sell Ensco ADSs prior to the date Ensco ADSs are reflected in your online account at UBS One Source, you may contact Mike Dowd of UBS at 713-654-4713.

Q.	How will the merger affect the vesting of my stock options?

A.	The merger will constitute a “change in control” and your stock options will fully vest immediately prior to the occurrence of the merger.

Q.	How long will I have to exercise my stock options following the merger?

A.	The period in which you have to exercise your stock options depends on whether you remain employed with Ensco following the merger. Please refer to your stock option award agreements for details as to the exercise periods for your stock options.

Q.	How will the merger affect the amount and exercise price of my Pride stock options?

A.	Your Pride stock options will be converted into options to purchase Ensco ADSs. Unlike the treatment of Pride common stock in the Conversion, you will not receive any cash as a result of the conversion of your Pride stock options into options to purchase Ensco ADSs.

Your Pride stock options will be converted into options to purchase Ensco ADSs through the use of an exchange ratio. To calculate the exchange ratio, the average of the closing price of the Ensco ADSs for the five consecutive trading days ending three trading days prior to the consummation of the merger is first calculated (the “Final Average Price”). The exchange ratio is then calculated by dividing $15.60 by the Final Average Price and then adding this quotient to 0.4778.

To convert your Pride stock options into options to purchase Ensco ADSs, your Pride stock options will be multiplied by the exchange ratio and then rounded down to the nearest whole share. This value represents the number of options to purchase Ensco ADSs you will receive. To calculate the new exercise price, the exercise price of your Pride stock options will be divided by the exchange ratio and then rounded up to the nearest cent.

Q.	Can you provide an example of a conversion of Pride stock options into options to purchase Ensco ADSs?

A.	Assume that the Final Average Price is $57.00. The exchange ratio is equal to $15.60 / $57.00 + 0.4778, or 0.7515.

Assume that you have 100 options to purchase Pride stock with a $25.00 exercise price. The number of options to purchase Ensco ADSs you will receive is equal to 100 options * 0.7515, or 75.15 shares. This number is then rounded down to 75 shares. The exercise price of your converted stock options is equal to $25.00 / 0.7515, or $33.2667. This exercise price is then rounded up to $33.27.

Thus, following the conversion, you would have 75 options to purchase Ensco ADSs with an exercise price of $33.27.

Q.	Do I need to take any action with respect to any of my Pride equity awards?

A.	No, the actions described above will occur automatically without any action on your part.

You are urged to consult your own tax advisor regarding the particular consequences of the merger to you, including the applicability and effect of all U.S. federal, state and local and foreign tax laws. We also urge you to read the joint proxy statement/prospectus that was mailed to you, noting especially the material under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”
The share prices in the examples provided above are purely hypothetical, are provided solely for illustrative purposes and do not necessarily represent any actual share prices of either Pride common stock or Ensco ADSs.
The information contained in this document does not constitute tax advice and is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein. In addition, this information does not purport to be complete or to describe the consequences that may apply to particular categories of Pride stockholders.
***

Pride International, Inc.
2007 Long-Term Incentive Plan — French Subplan
Questions and Answers
          As you are aware, Pride International, Inc. (“Pride”) entered into a merger agreement with Ensco plc (“Ensco”) on February 6, 2011, pursuant to which Pride is to merge with a subsidiary of Ensco. This merger will impact outstanding restricted stock units (“RSUs”) that Pride has granted to you (a “French Grantee”) under Pride’s 2007 Long-Term Incentive Plan (the “2007 Plan”) and the French Subplan to the 2007 Plan. This document presents a few questions and answers that may help your understanding of the merger’s impact on such RSUs.
          This document also describes the French tax and social security effects of the merger on shares of Pride common stock acquired pursuant to your RSUs. The rules governing these effects are complex. This document is designed to provide an overview of the applicable French rules, but you should also consult your own tax advisor concerning the particular consequences resulting from the merger’s impact on your RSUs. For a discussion of the material tax consequences of the merger generally, please refer to the joint proxy statement/prospectus filed in connection with the merger.
Q1.	How does the merger affect my unvested RSUs?

A.	The merger will constitute a “change in control” under the 2007 Plan. Therefore, in accordance with the provisions of the French Subplan, the 2-year vesting period applicable to your RSUs will expire and the RSUs will fully vest immediately prior to the occurrence of the merger and the shares of Pride common stock you receive at vesting will not be subject to any holding period or other requirements applicable to French-qualified RSUs. This vesting of the RSUs prior to the minimum 2-year vesting period will immediately disqualify the RSUs from the specific tax and social security treatment applicable to French-qualified RSUs.

Q2.	How does the merger affect my vested RSUs?

A.	In order to comply with the provisions of the French Commercial Code and to qualify for the specific tax and social security treatment set forth therein, the RSUs granted under the French Subplan were subject to a 2-year holding period, beginning on the date of the expiration of the vesting period. During this holding period, a French Grantee may not sell, transfer or otherwise dispose of the shares issued upon vesting of the RSUs. In order to enable French Grantees to participate in the Conversion (as defined below), the Compensation Committee of Pride’s Board of Director will waive the holding period requirement. This waiver is also applicable to unvested RSUs that will fully vest due to the merger as described in the question immediately above.

Q3.	How will the merger affect shares of Pride common stock I receive pursuant to the vesting and settlement of an RSU?

A.	You will be treated the same as any other Pride stockholder upon the completion of the merger. Each share of Pride common stock that is issued and outstanding at the time of the merger will be converted into the right to receive (i) $15.60 in cash and (ii) 0.4778 Ensco American Depositary Shares (“ADSs”) which are traded on the New York Stock Exchange (such conversion, the “Conversion”).

Q4.	What are the French tax and social security implications of the accelerated vesting of my RSUs and of the subsequent Conversion of the shares of Pride common stock received at as a result of the accelerated vesting?

A.	As noted above in Q1, the accelerated vesting of the RSUs will immediately disqualify the RSUs from the specific tax and social security treatment applicable to French-qualified RSUs. Based on the provisions of the French Tax Code, the Conversion will be considered a share sale due to the cash payment received in connection with the Conversion. The Conversion will therefore result in the loss of the specific tax and social security treatment applicable to French-qualified RSUs. The accelerated vesting of your RSUs and the Conversion of those accelerated vested RSUs will therefore result in ordinary income to you. This income will be subject to French personal income tax and social security contributions as a salary income.

Q5.	What are the French tax and social security implications of the Conversion of the shares I have previously received upon vesting of RSUs that are subject to the 2-year holding period at the time of the Conversion?

A.	Based on the provisions of the French Tax Code, the Conversion will be considered a share sale due to the cash payment received in connection with the Conversion. The Conversion will therefore result in the loss of the specific tax and social security treatment applicable to French-qualified RSUs which have already vested and are in the 2-year holding period. The value of the shares at the time of vesting will be treated as a salary income upon the Conversion. This income will be subject to French personal income tax and social security contributions as a salary income. In addition, an additional taxable income could result from the Conversion equal to the difference between the value of the shares at the time of vesting and the consideration received as a result of the Conversion. This additional income will be treated as a capital gain subject to personal income tax and additional taxes.

Q6.	Will the vesting of my RSUs result in withholding of shares for tax or social security purposes?

No. There will be no withholding of shares for French tax or social security purposes at the vesting of the RSUs. The acquisition gain (as described below, i.e., the fair market value of the shares at the time of vesting) will be subject to all standard social security contributions and to CSG and CRDS contributions.

These contributions will be calculated and withheld on your payslips. Please see below for further details.

Unless you are a non French tax resident at the date of the Conversion, French income tax will be assessed by the French tax authorities based the annual French income tax return that you will file in 2012 for 2011 income.

Q7.	Will the Conversion of shares that I have received upon vesting of my RSUs result in withholding of shares for tax or social security purposes?

No. There will be no withholding of shares for French tax or social security purposes at the time of the Conversion. The acquisition gain (as described below, i.e., the fair market value of the shares at the time of vesting) will be subject to all standard social security contributions and to CSG and CRDS contributions. However, in accordance with the provisions of the French Social Security Code, as liability to social security contributions is the result of the holding period not being respected, your employer will be liable to the part of social security contributions which is normally due by the employee on the acquisition gain. Please note however that you will remain liable to the CSG and CRDS which are not social security contributions.

These CSG and CRDS will be calculated and withheld on your payslips. Please see below for further details.

Unless you are a non French tax resident at the date of the Conversion, French income tax will be assessed by the French tax authorities based the annual French income tax return that you will file in 2012 for 2011 income.

Q8.	What gain(s) will be subject to French social security contributions or personal income tax?

A.	There are two different gains for tax and social security purposes:
•	The “acquisition gain” which corresponds to the fair market value of the shares that you receive at vesting of the RSUs. This gain is subject to French social security contributions and income tax as a salary (as further described below).

•	The “capital gain” which is equal to the difference between the sale price of the shares and the fair market value at vesting. As the Conversion is considered as a share sale based on French tax provisions, the capital gain will be taxable at the date of the Conversion, even if you do not actually sell the Ensco ADSs that you will receive. The capital gain is not subject to French social security contributions, but it will be subject to French capital gain tax and additional social taxes (as further described below).
A special meeting of the Pride stockholders to approve the merger is scheduled for May 31, 2011. Provided that the stockholders approve the merger on May 31, 2011, all your RSUs will vest on May 31, 2011. The waiver of the holding period requirements will also be effective on this date. May 31, 2011 would therefore be considered as the taxable point for French tax and social security contribution purposes.

Q9.	Please provide an example of the Conversion and of the calculation of the taxable gains with respect to shares of Pride common stock that I previously received as a result of the vesting and settlement of an RSU or PRSU.

A.	Assume that upon the vesting and settlement of an RSU, you received 100 shares of Pride common stock with a fair market value of $34 per share on the date of settlement. Assume that on the date of the merger, the fair market value of an Ensco ADS is $56 per ADS.

As a result of the Conversion you will receive 47 whole Ensco ADSs (100 x 0.4778 = 47.78 rounded at 47) with a value of $2,632 ($56 per ADS * 47 ADSs) plus the cash value of the 0.78 fractional Ensco ADS (approximately $44, i.e., $56 per ADS * 0.78 ADSs).

You will also receive $1,560 in cash ($15.60 per share * 100 shares).

The total value of the Ensco ADSs and cash you receive in the Conversion is $4,236.

The taxable gain for French income tax and social security purposes will be the following:
•	Acquisition gain is equal to the fair market value of your shares of Pride Common stock at the date of vesting, i.e., $3,400 ($34 per share * 100 shares).

•	Capital gain is equal to $836, i.e., the difference between:
•	the sale price of the shares ($4,236) which is the value of the shares received as a result of the Conversion,

and

•	the Fair Market Value at the date of vesting, i.e., $3,400.
The share prices in this example are purely hypothetical, are provided solely for illustrative purposes and do not necessarily represent any actual prices of either Pride common stock or Ensco ADSs.

Q10.	What exchange rate will be used to convert the acquisition gain into Euros for tax and social security contribution purposes?

A.	The acquisition gain will be converted by using the USD / EUR exchange rate on the vesting date of the RSUs.

The cash payment that would be subject to French social contributions as part of the acquisition gain would be converted into Euros by using the exchange rate of the date of payment.

The official rates issued by the European Central Bank are available on the Banque de France internet site.

Q11.	How will the acquisition gain be treated for personal income tax and social security contribution purposes?

The acquisition gain is treated as a salary income for French personal income tax and social security contribution purposes. This gain will be reported on the payslip issued for the month following the date of the Conversion. It will be subject to all standard social security contributions and to CSG and CRDS contributions. These contributions will be calculated and withheld on your payslips as described above in Q6 and Q7.

The taxable acquisition gain will be included in the taxable salary reported on the annual wage declaration (DADS) sent by your employer to the French tax administration. It will therefore be included in the annual salary that you have to declare on your personal income tax return in 2012 (for 2011 income). It will be subject to French personal income tax at progressive rates (up to 41%) with a 10% deduction for professional expenses (please note that this deduction is capped). The applicable tax rate will therefore depend on your family situation and the total income of your household.

Q12.	What will be the taxation of the capital gain?

A.	The capital gain, if any, resulting from the Conversion will have to be reported on your 2011 annual income tax return. It will be subject to the capital gain tax at 19% plus additional social taxes (CSG, CRDS, Prélèvement social et contributions additionelles) at 12.3%.

Q13.	When will I receive my Ensco ADSs and cash payment resulting from the Conversion?

A.	Your RSUs are expected to vest on May 31, 2011; however, it will take several days to reflect the Ensco ADSs and cash you receive as a result of the Conversion in your online account at UBS One Source. It is expected that your online account at UBS One Source will reflect your Ensco ADSs and cash received as a result of the Conversion by market close, 4:00 pm Eastern Time on June 7, 2011.

Q14.	Are there any sale restrictions on the Ensco ADSs that I will receive as a result of the Conversion?

A.	No, there are no sale restrictions. You are free to keep the Ensco ADSs or to sell them at any time. Assuming that your online account at UBS One Source reflects your Ensco ADSs by market close on June 7, 2011 as noted above, you could sell Ensco ADSs through UBS One Source beginning on June 8, 2011. If you would like to sell Ensco ADSs prior to the date Ensco ADSs are reflected in your online account at UBS One

Source, you may contact the UBS call center at 1-877-733-7857 (201-272-7694 outside the U.S.).

Q15.	What will be the taxation if I keep the Ensco ADSs and sell them later?

A.	The gain or the loss generated by the later sale of Ensco ADSs will be calculated as the difference between:
•	The sale price of the Ensco ADSs, converted into Euros at the exchange rate on the date of the Conversion,

and

•	The acquisition price, which is the value of the Ensco ADSs received at the time of the Conversion, converted into Euros at the exchange rate on the date of sale.
If the sale results in a capital gain, it will have to be reported on your annual income tax return and will be subject to the capital gain taxes (currently 31.3% including income tax at 19% and additional social taxes at 12.3%).

If the sale results in a loss, you will be able to deduct it against other capital gains on shares realized during the year of sale or the 10 following years.

Please note that the taxable capital gain may be reduced by one third after the fifth year from the date of acquisition of the shares subject to the satisfaction of the required conditions, i.e., the capital gain is fully exempt after 8 years. This exemption is only applicable for income tax purposes (currently 19%) and is not applicable for the additional social taxes (currently 12.3%).

Q16.	Do I need to take any action with respect to any of my Pride equity awards?

A.	No, the actions described above will occur automatically without any action on your part.
The information contained in this document does not constitute tax advice and is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the French “Code Général des Impôts” and “Code de la Sécurité Sociale” or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein. In addition, this information does not purport to be complete or to describe the consequences that may apply to particular categories of Pride stockholders.
You are urged to consult your own tax advisor regarding the particular consequences of the merger to you, including the applicability and effect of all French and foreign tax laws.
We also urge you to read the joint proxy statement/prospectus that was mailed to you, noting especially the material under the heading “Material U.S. Federal Income Tax Consequences of the Merger.”

Additional Information
     In connection with the proposed transaction, Ensco and Pride have filed a definitive joint proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS OF ENSCO AND PRIDE ARE ADVISED TO CAREFULLY READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus has been sent to security holders of Ensco and Pride seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other relevant documents filed by Ensco and Pride with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties may also obtain, without charge, a copy of the definitive joint proxy statement/prospectus and other relevant documents by directing a request by mail or telephone to either Investor Relations, Ensco plc, 500 N. Akard, Suite 4300, Dallas, Texas 75201, telephone 214-397-3015, or Investor Relations, Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400. Copies of the documents filed by Ensco with the SEC are available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Pride with the SEC are available free of charge on Pride’s website at www.prideinternational.com under the tab “Investor Relations”. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.
     Ensco and Pride and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in Ensco’s proxy statement relating to its 2011 General Meeting of Shareholders, as filed with the SEC on April 5, 2011, and Pride’s Amendment No. 1 to its Annual Report on Form 10-K/A, as filed with the SEC on April 29, 2011, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the definitive joint proxy statement/prospectus and other relevant documents regarding the transaction filed by Ensco and Pride with the SEC.